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                                                                    EXHIBIT 23.2
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             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS
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     We consent to the use of our reports on the financial statements of
Independent Child Study Teams, Inc. and I--R, Inc., dated March 14, 1997, appearing in the prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Registration Statement.


                           /s/ DELOITTE & TOUCHE LLP

     Parsippany, New Jersey
     February 16, 1998